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                                                                    EXHIBIT 10.2

[FAIRCHILD SEMICONDUCTOR LOGO]

                      NON-QUALIFIED STOCK OPTION AGREEMENT

This is a Non-Qualified Stock Option Agreement dated December 1, 2004 (the "Grant Date") between Fairchild Semiconductor International, Inc. (the "Company") and Mark Thompson, a salaried employee of the Company or one of its subsidiaries ("you" or the "Optionee"). This option grant is made under and granted in accordance with the Employment Agreement entered into between you and Fairchild Semiconductor Corporation on the date hereof, as such Employment Agreement may be amended or restated from time to time (the "Employment Agreement"). Capitalized terms used and not defined in this Agreement shall have the meanings given to them in the Fairchild Semiconductor Stock Plan (the "Plan"). This option agreement consists of this document, the Employment Agreement and the Plan. Any conflict between the terms of the Plan and the terms of the Employment Agreement will be resolved in favor of the Employment Agreement, read without reference to the Plan.

OPTION GRANT;     The Company grants you the option to purchase up to 200,000
EXERCISE PRICE    shares of the Company's Common Stock at an exercise price of
                  $16.70 per share.

OPTION TERM;      The term of your option is 8 years plus one day from the Grant
VESTING           Date. Your option terminates at the end of the term and cannot be exercised after the term. You can exercise your option only to the extent it has vested. Subject to accelerated vesting as specified in the Employment Agreement, your option will vest in increments, as follows:

                                                         Percentage Vested
                                                       (including portion that
                  Vesting Date                        vested the preceding year)
                  1st Anniversary of Grant Date .....................  25%
                  2nd Anniversary of Grant Date......................  50%
                  3rd Anniversary of Grant Date......................  75%
                  4th Anniversary of Grant Date...................... 100%

                  provided that your option will vest upon a Change In Control (as defined in the Employment Agreement) in accordance with the terms of the Employment Agreement.

TERMINATION OF    You must remain an employee of the Company or an Affiliate to
EMPLOYMENT        be able to exercise your option, except as follows, or as
                  otherwise provided in your Employment Agreement:

                  Retirement, Disability or death. If your employment terminates because of your Retirement or Disability (as those terms are defined in the Plan) or your death, then you (or your estate) will have five years from your termination date to exercise your option, unless the option term ends earlier, in which case you (or your estate) will have until the end of the term to exercise. In addition, if your employment terminates because of your Retirement or Disability and you die within the five-year exercise period, your estate will have at least one year after your death to exercise, unless the option term ends earlier, in which case your estate will have until the end of the term to exercise.

                  Termination by the Company. If your employment is terminated for Cause (as defined in the Employment Agreement), your option will be terminated, whether or not vested, and you may have to repay any gains on prior exercised options as provided in Section 8(d) and Section 11 of the Employment Agreement. If your employment is terminated by the Company not for Cause and not as a result of your Retirement, Disability or death, or if you voluntarily terminate for Good Reason (as defined in your Employment Agreement) then you (or your estate) will have 90 days from your termination date to exercise your option, unless the option term ends earlier, in which case you (or your estate) will have until the end of the term to exercise.

                  All other cases. If your employment terminates because you quit, or for any other reason other than those stated above, you (or your estate, if you die within the period) will have 30 days from your termination date to exercise your option, unless the option term ends earlier, in which case you (or your estate) will have until the end of the term to exercise.

                  Regardless of the cause of your termination, you (or your estate) can exercise your option only to the extent it is vested on your termination date.

NON-              Your option is not transferable except by will or the laws of
TRANSFERABILITY   decent and distribution. During your lifetime only you can exercise your option. This option shall not be subject to attachment or similar process. Any attempted sale, pledge, assignment, transfer or other disposition of your option contrary to the provisions of this agreement, or the levy of any attachment or similar process upon your option, shall be null and void without effect.

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MISCELLANEOUS     Nothing in this agreement gives you the right to remain
                  employed by the Company or any subsidiary. This agreement shall be governed by the laws of the State of Maine, without regard to conflicts of laws principles. The section and paragraph headings in this agreement are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

SIGNATURES        Your signature and the signature of an authorized officer of the Company below indicate your and the Company's agreement to the terms of this Non-Qualified Stock Option Agreement as of the Grant Date.

                                                 FAIRCHILD SEMICONDUCTOR
                  OPTIONEE:                      INTERNATIONAL, INC.

                  /s/ Mark Thompson              /s/ Kirk P. Pond
                  -----------------------        -----------------
                  Mark Thompson                  Kirk P. Pond
                  SSN/Global ID: ________        Chairman, President and CEO